UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2017

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland Maryland (State or other jurisdiction of incorporation)	001-32336 000-54023 (Commission File Number)	26-0081711 20-2402955 (I.R.S. Employer Identification No.)
Four Embarcadero Center, Suite 3200 San Francisco, California (Address of principal executive offices)		94111 (Zip Code)
(415) 738-6500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On July 21, 2017, Digital Stout Holding, LLC, of which Digital Realty Trust, L.P. is the sole member, issued and sold £250 million aggregate principal amount of 2.750% Guaranteed Notes due 2024 (the “2024 Notes”) and £350 million aggregate principal amount of 3.300% Guaranteed Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Notes”). The Notes are senior unsecured obligations of Digital Stout Holding, LLC and are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P. The Notes were sold outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from registration requirements. The terms of each series of Notes are governed by separate indentures, each dated as of July 21, 2017, among Digital Stout Holding, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, a copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2 and incorporated herein by reference. The indentures contain various restrictive covenants, including limitations on our ability to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. The descriptions of the indentures, the Notes and the guarantees in this report are summaries and are qualified in their entirety by the terms of the indentures including the forms of the Notes included therein.
Net proceeds from the offering were approximately £593.8 million after deducting managers’ discounts and estimated offering expenses. We intend to use the net proceeds from the offering of the 2024 Notes to fund a portion of the repayment, redemption and/or discharge of DFT (as defined below) debt and the payment of certain transaction fees and expenses incurred in connection with the DFT Merger (as defined below). If the net proceeds from the offering of the 2024 Notes (and other financing sources) exceed the amount needed to fund the contemplated repayment of DFT debt and the payment of transaction fees and expenses incurred in connection with the DFT Merger, we intend to use such excess net proceeds to repay borrowings under Digital Realty Trust, L.P.’s global revolving credit facility, acquire additional properties or businesses, fund development opportunities and to provide for working capital and other general corporate purposes, including potentially for the repurchase, redemption or retirement of other outstanding debt or equity securities. We intend to use the net proceeds from the offering of the 2029 Notes to temporarily repay borrowings outstanding under Digital Realty Trust, L.P.’s global revolving credit facility, to acquire additional properties or businesses, fund development opportunities and to provide for working capital and other general corporate purposes, including potentially for the repurchase, redemption or retirement of outstanding debt or equity securities.

As previously announced, on June 8, 2017, we entered into an Agreement and Plan of Merger (the “DFT Merger Agreement”) with DuPont Fabros Technology, Inc., a Maryland corporation (“DFT”), and DuPont Fabros Technology, L.P., a Maryland limited partnership (together with DFT, the “DFT Parties”) pursuant to which, subject to the satisfaction or waiver of certain conditions, the DFT Parties will be merged with and into our wholly owned subsidiaries (the “DFT Merger”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 21, 2017, Digital Stout Holding, LLC, of which Digital Realty Trust, L.P. is the sole member, issued and sold £250 million aggregate principal amount of the 2024 Notes and £350 million aggregate principal amount of the 2029 Notes. The purchase price paid by the initial purchasers for the 2024 Notes was 99.640% of the principal amount thereof and for the 2029 Notes was 99.330% of the principal amount thereof. The 2024 Notes bear interest at the rate of 2.750% per annum and will mature on July 19, 2024. The 2029 Notes bear interest at the rate of 3.300% per annum and will mature on July 19, 2029. Interest is payable on each series of Notes on July 19th of each year beginning on July 19, 2018.

The Notes are senior unsecured obligations of Digital Stout Holding, LLC and rank equally in right of payment with all of Digital Stout Holding, LLC’s other existing and future senior unsecured and unsubordinated indebtedness. Digital Stout Holding, LLC’s obligations under the Notes are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P.
The Notes are redeemable in whole at any time or in part from time to time, at Digital Stout Holding, LLC’s option, at a redemption price equal to the sum of:
•an amount equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest up to, but not including, the redemption date; and
•    a make-whole premium calculated in accordance with the terms of the indentures.
Notwithstanding the foregoing, if any of the 2024 Notes are redeemed on or after 60 days prior to the maturity date or if any of the 2029 Notes are redeemed on or after 90 days prior to the maturity date, the redemption price will not include a make-whole premium.
In addition, if the DFT Merger is not consummated on or prior to December 15, 2017, or the DFT Merger Agreement is terminated at any time prior to such date, we will be required to redeem all of the 2024 Notes outstanding on a special mandatory redemption date at a redemption price equal to 101% of the principal amount of the 2024 Notes, plus accrued and unpaid interest, if any, up to, but not including, the special mandatory redemption date.
All payments of principal and interest on the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or a political subdivision or taxing authority thereof or therein having power to tax, unless the withholding of such tax, assessment or governmental charge is required by law or the official interpretation or administration thereof. In the event such withholding or deduction of taxes is required by law, then, subject to certain exceptions, Digital Stout Holding, LLC will pay such “additional amounts” necessary so that the net payment of the principal of and interest on the Notes to a holder who is not a United States person for United States federal income tax purposes, including additional amounts, after the withholding or deduction, will not be less than the amount provided in such Notes to be then due and payable.
If, due to certain changes in tax law, Digital Stout Holding, LLC has or will become obligated to pay additional amounts on the Notes or if there is a substantial probability that Digital Stout Holding, LLC will become obligated to pay additional amounts on the Notes, then Digital Stout Holding, LLC may, on giving not less than 15 days’ nor more than 45 days’ notice, at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption.
Certain events are considered events of default, which may result in the accelerated maturity of the 2024 Notes or 2029 Notes, as applicable, including:
•    a default for 30 days in payment of any installment of interest under the Notes of such series;
•    a default in the payment of the principal amount or redemption price due with respect to the Notes of such series, when the same becomes due and payable;
•    Digital Stout Holding, LLC’s, Digital Realty Trust, Inc.’s, or Digital Realty Trust, L.P.’s failure to comply with any of their respective other agreements in the Notes or the applicable indenture with respect to such series upon receipt by Digital Stout Holding, LLC, Digital Realty Trust, Inc., or Digital Realty Trust, L.P. of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding and Digital Stout Holding, LLC’s, Digital Realty Trust, Inc.’s, or Digital Realty Trust, L.P.’s failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;
•    failure to pay any indebtedness that is (a) of Digital Stout Holding, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., any subsidiary in which Digital Realty Trust, L.P. has invested at least $75,000,000 in capital, which we refer to as a Significant Subsidiary, or any entity in which Digital Realty Trust, L.P. is the general partner, and (b) in an outstanding principal amount in excess of $75,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to Digital Stout Holding, LLC, Digital Realty Trust, Inc., or Digital Realty Trust, L.P. from the trustee (or to Digital Stout Holding, LLC, Digital Realty Trust, Inc., or Digital Realty Trust, L.P. and the trustee from holders of at least 25% in principal amount of the outstanding Notes of such series); or
•    certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Digital Stout Holding, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P. or any Significant Subsidiary or any substantial part of their respective property.
In addition, the indenture governing the 2024 Notes provides that failure to comply with the special mandatory redemption provisions in such indenture will also constitute an event of default with respect to the 2024 Notes.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1
Indenture, dated as of July 21, 2017, among Digital Stout Holding, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the 2.750% Guaranteed Notes due 2024.

4.2
Indenture, dated as of July 21, 2017, among Digital Stout Holding, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the 3.300% Guaranteed Notes due 2029.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: July 21, 2017

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1
Indenture, dated as of July 21, 2017, among Digital Stout Holding, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the 2.750% Guaranteed Notes due 2024.

4.2
Indenture, dated as of July 21, 2017, among Digital Stout Holding, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the 3.300% Guaranteed Notes due 2029.